HEALTH MANAGEMENT ASSOCIATES, INC.

DIRECTOR'S AND OFFICER'S

POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being a Director and/or Officer of Health Management
Associates, Inc., a Delaware corporation (the  "Corporation"),
DOES HEREBY constitute and appoint Timothy R. Parry,
Robert E. Farnham and Rob F. Jay, and each of them, the attorneys of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned:

(1) to sign and file on behalf of the undersigned any forms required to be filed with the Securities and Exchange Commission under Section 16 of the Securities Exchange
Act of 1934, as amended, with full power and authority to do and perform any and all acts and things whatsoever under and in accordance with the Act and the rules and regulations promulgated thereunder by the Commission, hereby ratifying and approving the acts of such attorney or attorneys, or any such substitute or substitutes; and

(2) to take any and all action which such attorneys may deem necessary or desirable in this regard.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date set forth below.

Dated:  9/16/02

/s/  Kent P. Dauten
Kent P. Dauten


STATE OF WYOMING	)
COUNTY OF TETON	)SS:

	On this 16th day of September, 2002, before me personally came Kent P. Dauten, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and the above-named person acknowledged to me that said person executed the same.

/s/  Shirley A. Moomey
Notary Public